Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or
Carlynn Finn, Senior Manager, Investor Relations
(617) 796-8222
www.cwhreit.com

CommonWealth REIT Announces 2013 Second Quarter Results

Newton, MA (August 7, 2013): CommonWealth REIT (NYSE: CWH) today announced financial results for the quarter and six months ended June 30, 2013.

Results for the Quarter Ended June 30, 2013:

Normalized funds from operations, or Normalized FFO, available for CommonWealth REIT common shareholders for the quarter ended June 30, 2013 was $74.5 million, or $0.63 per share basic and diluted, compared to Normalized FFO available for CommonWealth REIT common shareholders for the quarter ended June 30, 2012 of $69.8 million, or $0.83 per share basic and diluted.

Net income available for CommonWealth REIT common shareholders was $7.7 million for the quarter ended June 30, 2013, compared to $2.2 million for the same quarter last year.  Net income available for CommonWealth REIT common shareholders per share, basic and diluted (EPS), for the quarters ended June 30, 2013 and 2012 was $0.07 and $0.03, respectively.  Net income for the quarter ended June 30, 2013 includes a loss of $4.6 million, or $0.04 per share, from asset impairment, partially offset by a gain of $2.1 million, or $0.02 per share, from the sale of properties.

The weighted average number of basic and diluted common shares outstanding for the quarters ended June 30, 2013 and 2012, was 118,309,343 and 83,726,908, respectively.

A reconciliation of net income attributable to CommonWealth REIT, determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, available for CommonWealth REIT common shareholders and Normalized FFO available for CommonWealth REIT common shareholders for the quarters ended June 30, 2013 and 2012 appears later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Results for the Six Months Ended June 30, 2013:

Normalized FFO available for CommonWealth REIT common shareholders for the six months ended June 30, 2013 was $148.3 million, or $1.40 per share basic and diluted, compared to Normalized FFO available for CommonWealth REIT common shareholders for the six months ended June 30, 2012 of $145.8 million, or $1.74 per share basic and diluted.

Net income available for CommonWealth REIT common shareholders was $22.3 million for the six months ended June 30, 2013, compared to $12.1 million for the same period last year.  Net income available for CommonWealth REIT common shareholders per share, basic and diluted (EPS), for the six months ended June 30, 2013 and 2012 was $0.21 and $0.14, respectively.  Net income for the six months ended June 30, 2013 includes a gain of $66.3 million, or $0.62 per share, from the sale of an equity investment, partially offset by losses of $60.0 million, or $0.56 per share, from the early extinguishment of debt.

The weighted average number of basic and diluted common shares outstanding for the six months ended June 30, 2013 and 2012, was 106,298,433 and 83,724,322, respectively.

A reconciliation of net income attributable to CommonWealth REIT determined according to GAAP to FFO available for CommonWealth REIT common shareholders and Normalized FFO available for CommonWealth REIT common shareholders for the six months ended June 30, 2013 and 2012 appears later in this press release.

Operating Results:

As of June 30, 2013, 89.2% of CWH’s consolidated total square feet from continuing operations was leased, compared to 90.0% as of March 31, 2013 and 89.8% as of June 30, 2012.

CWH entered into consolidated lease renewals for 959,000 square feet and consolidated new leases for 628,000 square feet during the quarter ended June 30, 2013, which had weighted average cash rental rates that were 0.2% below prior rents for the same leasable space.  The consolidated weighted average lease term based on square feet for leases entered into during the second quarter of 2013 was 6.9 years.  Consolidated commitments for tenant improvements, leasing commission costs and concessions for leases entered into during the quarter ended June 30, 2013 totaled approximately $49.7 million, or $4.54 per square foot per year of the lease term.

Consolidated same property occupancy for properties owned continuously since April 1, 2012 decreased 1.3 percentage points from 89.7% to 88.4%, largely because of the 607,500 square feet lease vacancy beginning on April 1, 2013 at One Franklin Plaza, Philadelphia, PA.  Consolidated same property cash net operating income increased by 2.3% during the second quarter of 2013, largely because of rent increases in Oahu, HI.

Recent Acquisitions and Sales Activities:

Since January 1, 2013, CWH has not acquired or entered into any agreements to purchase properties, excluding transactions by Select Income REIT, or SIR.  As of June 30, 2013, SIR was CWH’s consolidated subsidiary and owned substantially all of CWH’s consolidated commercial and industrial properties located in Oahu, HI, as well as 43 suburban office and industrial properties located throughout the mainland United States.  As discussed below, on July 2, 2013, SIR completed an underwritten public offering of its common shares, at which time CWH ceased to own a majority of SIR’s common shares.  Accordingly, beginning with the filing of CWH’s Quarterly Report on Form 10-Q for the period ended September 30, 2013, CWH will deconsolidate its investment in SIR and account for its investment in SIR under the equity method.

During the six months ended June 30, 2013, CWH sold 24 properties with a combined 2.3 million square feet and two land parcels for an aggregate sale price of $42.6 million, excluding closing costs.  As of June 30, 2013, 70 properties with a combined 4.4 million square feet located throughout the United States were listed for sale with third party brokers and classified as held for sale.  As of today, 49 of these properties with a combined 2.3 million square feet are under agreement to sell for an aggregate sale price of $67.5 million, excluding closing costs.  CWH expects to sell the 49 properties currently under agreement and the remaining 21 properties listed for sale during 2013; however, no assurance can be given that any of the properties will be sold in that time period or at all.

Recent Financing Activities:

On July 2, 2013, SIR completed a public offering of 10,500,000 of its common shares for net proceeds (after deducting underwriters’ discounts and estimated expenses) of $283.7 million.  After this offering, CWH continued to own 22,000,000, or approximately 44.2%, of SIR’s common shares and SIR ceased to be CWH’s consolidated subsidiary.

Presentation:

Unless otherwise noted, the amounts reported above are on a consolidated basis and, as such, include the results of SIR, which was CWH’s consolidated subsidiary until July 2, 2013.  For further information about SIR and its subsidiaries, please see SIR’s periodic reports and other filings with the Securities and Exchange Commission, or the SEC, which are available at the SEC’s website at www.sec.gov.  References in this press release to SIR’s filings with the SEC are included to identify the source of SIR information only, and the information in SIR’s filings with the SEC is not incorporated by reference into this press release.

Conference Call:

Later today, at 1:00 p.m. Eastern Time, Adam Portnoy, President and Managing Trustee, and John Popeo, Chief Financial Officer, will host a conference call to discuss the financial results for the quarter ended June 30, 2013.

The conference call telephone number is (800) 230-1085.  Participants calling from outside the United States and Canada should dial (612) 288-0329.  No pass code is necessary to access either call.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on Wednesday, August 14, 2013.  To hear the replay, dial (320) 365-3844.  The replay pass code is 296728.

A live audio webcast of the conference call will also be available in a listen only mode on CWH’s website, which is located at www.cwhreit.com.  Participants wanting to access the webcast should visit CWH’s website about five minutes before the call.  The archived webcast will be available for replay on CWH’s website for about one week after the call.

The transcription, recording and retransmission in any way of CWH’s second quarter conference call are strictly prohibited without the prior written consent of CWH.

Supplemental Data:

A copy of CWH’s Second Quarter 2013 Supplemental Operating and Financial Data is available for download at CWH’s website, www.cwhreit.com.  CWH’s website is not incorporated as part of this press release.

CommonWealth REIT is a real estate investment trust which primarily owns office properties located throughout the United States.  CWH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of CWH’s operating results and financial condition and for an explanation of CWH’s calculation of FFO and Normalized FFO and a reconciliation of net income attributable to CommonWealth REIT to those amounts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER CWH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, CWH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON CWH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  ON JUNE 21, 2013, CORVEX MANAGEMENT LP, OR CORVEX, DELIVERED A LETTER TO CWH ASSERTING THAT CWH’S BOARD OF TRUSTEES HAS BEEN REMOVED AND NO LONGER HAS AUTHORITY TO ACT FOR CWH BY REASON OF A PURPORTED SHAREHOLDERS’ CONSENT SOLICITATION BY CORVEX, RELATED FUND MANAGEMENT, LLC AND CERTAIN OF THEIR AFFILIATES, OR TOGETHER WITH CORVEX, CORVEX/RELATED. CWH BELIEVES THIS PURPORTED SHAREHOLDERS’ CONSENT HAS NO LEGAL EFFECT. THE LEGAL EFFECTIVENESS OF THE CORVEX/RELATED ACTIVITIES TO REMOVE CWH’S ENTIRE BOARD OF TRUSTEES IS CURRENTLY THE SUBJECT OF LEGAL PROCEEDINGS BEFORE AN ARBITRATION PANEL UNDER THE AUSPICES OF THE AMERICAN ARBITRATION ASSOCIATION. THE REMOVAL OF CWH’S ENTIRE BOARD OF TRUSTEES, AS PROPOSED BY CORVEX/RELATED, COULD CAUSE SEVERAL ADVERSE CONSEQUENCES TO CWH’S CONTINUED OPERATIONS, INCLUDING: (I) DEFAULT OF CWH’S REVOLVING CREDIT FACILITY AND TERM LOAN AGREEMENTS PERMITTING CWH’S LENDERS TO ACCELERATE REPAYMENTS, (II) ACTIVATION OF DILUTIVE EQUITY CONVERSION RIGHTS UNDER CWH’S SERIES D CUMULATIVE CONVERTIBLE PREFERRED SHARES, (III) POSSIBLE DEFAULTS OF CERTAIN MORTGAGE DEBT OBLIGATIONS, (IV) POSSIBLE CROSS DEFAULTS OF CWH’S OTHER DEBT OBLIGATIONS INCLUDING CWH’S APPROXIMATELY $1.5 BILLION OF UNSECURED NOTES, AND (V) CWH’S FAILURE TO MEET NYSE AND SEC REQUIREMENTS TO ALLOW CWH’S SECURITIES TO CONTINUE TO BE PUBLICLY TRADED.  THE RESULTS OF LITIGATION AND ARBITRATION ARE DIFFICULT TO PREDICT AND CWH IS UNABLE TO PROVIDE ANY ASSURANCES REGARDING SUCH RESULTS;

•                  THIS PRESS RELEASE STATES THAT CWH HAS ENTERED INTO AGREEMENTS TO SELL PROPERTIES.  THESE TRANSACTIONS ARE SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, THESE TRANSACTIONS MAY NOT OCCUR OR MAY BE DELAYED OR THE TERMS MAY CHANGE; AND

•                  THIS PRESS RELEASE STATES THAT CWH EXPECTS TO SELL IN 2013 THE REMAINING PROPERTIES NOT ALREADY SOLD THAT ARE CLASSIFIED AS HELD FOR SALE AS OF JUNE 30, 2013.  HOWEVER, CWH MAY BE UNABLE TO SELL SOME OR ALL OF THESE PROPERTIES IN 2013 OR EVER.

THE INFORMATION CONTAINED IN CWH’S FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN CWH’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM CWH’S FORWARD LOOKING STATEMENTS.  CWH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, CWH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

CommonWealth REIT

Condensed Consolidated Statements of Operations, Funds from Operations and

Normalized Funds from Operations

(amounts in thousands)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Rental income	$274,766	$249,797	$549,814	$493,175

Expenses:
Operating expenses	109,754	103,034	219,413	200,270
Depreciation and amortization	67,389	60,433	133,912	118,452
General and administrative	21,653	12,595	38,919	24,131
Acquisition related costs	145	1,434	773	3,936
Total expenses	198,941	177,496	393,017	346,789

Operating income	75,825	72,301	156,797	146,386

Interest and other income	250	360	708	645
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $284, $1,005 $913 and $1,751, respectively)	(43,762)	(50,237)	(96,106)	(99,343)
Loss on early extinguishment of debt	—	(1,608)	(60,027)	(1,675)
Equity in earnings of investees	159	2,829	4,421	5,787
Gain on sale of equity investment	—	—	66,293	—
Income from continuing operations before income tax expense	32,472	23,645	72,086	51,800
Income tax expense	(754)	(92)	(1,742)	(584)
Income from continuing operations	31,718	23,553	70,344	51,216
Discontinued operations:
Loss from discontinued operations	(311)	(3,317)	(2,223)	(6,406)
Loss on asset impairment from discontinued operations	(4,589)	—	(8,535)	—
Gain on sale of properties from discontinued operations	2,099	350	3,359	350
Income before gain on sale of properties	28,917	20,586	62,945	45,160
Gain on sale of properties	—	—	1,596	—
Net income	28,917	20,586	64,541	45,160
Net income attributable to noncontrolling interest in consolidated subsidiary	(10,028)	(4,521)	(19,985)	(5,415)
Net income attributable to CommonWealth REIT	18,889	16,065	44,556	39,745
Preferred distributions	(11,151)	(13,823)	(22,302)	(27,646)
Net income available for CommonWealth REIT common shareholders	$7,738	$2,242	$22,254	$12,099

Amounts attributable to CommonWealth REIT common shareholders:
Income from continuing operations	$10,539	$5,209	$29,653	$18,155
Loss from discontinued operations	(311)	(3,317)	(2,223)	(6,406)
Loss on asset impairment from discontinued operations	(4,589)	—	(8,535)	—
Gain on sale of properties from discontinued operations	2,099	350	3,359	350
Net income	$7,738	$2,242	$22,254	$12,099

CommonWealth REIT

Condensed Consolidated Statements of Operations, Funds from Operations and

Normalized Funds from Operations (continued)

(amounts in thousands, except per share data)

(unaudited)

		Quarter Ended June 30,		Six Months Ended June 30,
		2013	2012	2013	2012
Calculation of FFO:(1)
Net income attributable to CommonWealth REIT		$18,889	$16,065	$44,556	$39,745
Plus:	depreciation and amortization from continuing operations	67,389	60,433	133,912	118,452
Plus:	depreciation and amortization from discontinued operations	—	3,119	—	6,451
Plus:	loss on asset impairment from discontinued operations	4,589	—	8,535	—
Plus:	FFO from investees	159	5,242	4,901	10,598
Plus:	net income attributable to noncontrolling interest	10,028	4,521	19,985	5,415
Less:	FFO attributable to noncontrolling interest	(13,239)	(5,412)	(26,128)	(6,474)
Less:	gain on sale of properties	—	—	(1,596)	—
Less:	gain on sale of properties from discontinued operations	(2,099)	(350)	(3,359)	(350)
Less:	equity in earnings of investees	(159)	(2,829)	(4,421)	(5,787)
FFO attributable to CommonWealth REIT		85,557	80,789	176,385	168,050
Less:	preferred distributions	(11,151)	(13,823)	(22,302)	(27,646)
FFO available for CommonWealth REIT common shareholders		$74,406	$66,966	$154,083	$140,404

Calculation of Normalized FFO:(1)
FFO attributable to CommonWealth REIT		$85,557	$80,789	$176,385	$168,050
Plus:	acquisition related costs from continuing operations	145	1,434	773	3,936
Plus:	normalized FFO from investees	159	5,293	4,906	10,660
Plus:	loss on early extinguishment of debt from continuing operations	—	1,608	60,027	1,675
Plus:	average minimum rent from direct financing lease	329	329	658	658
Plus:	FFO attributable to noncontrolling interest	13,239	5,412	26,128	6,474
Less:	normalized FFO attributable to noncontrolling interest	(13,308)	(5,611)	(26,431)	(6,673)
Less:	FFO from investees	(159)	(5,242)	(4,901)	(10,598)
Less:	interest earned from direct financing lease	(292)	(373)	(605)	(766)
Less:	gain on sale of equity investment	—	—	(66,293)	—
Normalized FFO attributable to CommonWealth REIT		85,670	83,639	170,647	173,416
Less:	preferred distributions	(11,151)	(13,823)	(22,302)	(27,646)
Normalized FFO available for CommonWealth REIT common shareholders		$74,519	$69,816	$148,345	$145,770

Weighted average common shares outstanding — basic and diluted(2)		118,309	83,727	106,298	83,724

Per common share:
Income from continuing operations attributable to CommonWealth REIT common shareholders — basic and diluted		$0.09	$0.06	$0.28	$0.22
Loss from discontinued operations attributable to CommonWealth REIT common shareholders — basic and diluted		$(0.02)	$(0.04)	$(0.07)	$(0.07)
Net income available for CommonWealth REIT common shareholders — basic and diluted		$0.07	$0.03	$0.21	$0.14
FFO available for CommonWealth REIT common shareholders — basic and diluted		$0.63	$0.80	$1.45	$1.68
Normalized FFO available for CommonWealth REIT common shareholders — basic and diluted		$0.63	$0.83	$1.40	$1.74

CommonWealth REIT

Condensed Consolidated Statements of Operations, Funds from Operations and

Normalized Funds from Operations (continued)

(amounts in thousands)

(unaudited)

(1)   CWH calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, loss on real estate asset impairment, net income attributable to noncontrolling interest and FFO from equity investees, excluding any gain or loss on sale of properties, equity in earnings from investees and FFO attributable to noncontrolling interest.  CWH’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because CWH excludes acquisition related costs, gain from sale of equity investment, loss on early extinguishment of debt, the difference between average minimum rent and interest earned from CWH’s direct financing lease and the difference between FFO and Normalized FFO from equity investees and noncontrolling interest.  CWH considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, net income attributable to CommonWealth REIT, net income available for CommonWealth REIT common shareholders, operating income and cash flow from operating activities. CWH believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of CWH’s operating performance between periods and between CWH and other REITs.  FFO and Normalized FFO are among the factors considered by CWH’s Board of Trustees when determining the amount of distributions to CWH’s shareholders.  Other factors include, but are not limited to, requirements to maintain CWH’s status as a REIT, limitations in CWH’s revolving credit facility and term loan agreement and public debt covenants, the availability of debt and equity capital to CWH, CWH’s cash available for distribution, CWH’s expectation of its future capital requirements and operating performance, and CWH’s expected needs and availability of cash to pay its obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to CommonWealth REIT, net income available for CommonWealth REIT common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of CWH’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of CWH’s needs.  CWH believes that FFO and Normalized FFO may facilitate an understanding of its consolidated historical operating results.  These measures should be considered in conjunction with net income, net income attributable to CommonWealth REIT, net income available for CommonWealth REIT common shareholders, operating income and cash flow from operating activities as presented in CWH’s Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive (Loss) Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than CWH does.

(2)   Assuming no fundamental change has occurred, as of June 30, 2013, CWH’s 15,180 outstanding series D cumulative convertible preferred shares were convertible into 7,298 common shares and the effect of a conversion of CWH’s series D cumulative convertible preferred shares on income from continuing operations attributable to CommonWealth REIT common shareholders per share is anti-dilutive to income, FFO and Normalized FFO for all periods presented.  Set forth below is the calculation of diluted net income available for common shareholders, diluted FFO available for common shareholders, diluted Normalized FFO available for common shareholders and diluted weighted average common shares outstanding (assuming no fundamental change has occurred).  If the arbitration panel determines that the Corvex/Related consent solicitation is legally effective and CWH’s entire Board of Trustees has been removed, such removal would constitute a fundamental change under the 6.5% series D cumulative convertible preferred shares giving holders of such shares the option to convert these shares into common shares at a ratio based on 98% of the average closing market price for a period before such removal is effective unless CWH repurchases these shares for their par value plus accrued and unpaid distributions.

	Quarter Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net income available for CommonWealth REIT common shareholders	$7,738	$2,242	$22,254	$12,099
Add - Series D convertible preferred distributions	6,167	6,167	12,334	12,334
Net income available for CommonWealth REIT common shareholders — diluted	$13,905	$8,409	$34,588	$24,433

FFO available for CommonWealth REIT common shareholders	$74,406	$66,966	$154,083	$140,404
Add - Series D convertible preferred distributions	6,167	6,167	12,334	12,334
FFO available for CommonWealth REIT common shareholders — diluted	$80,573	$73,133	$166,417	$152,738

Normalized FFO available for CommonWealth REIT common shareholders	$74,519	$69,816	$148,345	$145,770
Add - Series D convertible preferred distributions	6,167	6,167	12,334	12,334
Normalized FFO available for CommonWealth REIT common shareholders — diluted	$80,686	$75,983	$160,679	$158,104

Weighted average common shares outstanding — basic	118,309	83,727	106,298	83,724
Effect of dilutive Series D preferred shares	7,298	7,298	7,298	7,298
Weighted average common shares outstanding — diluted	125,607	91,025	113,596	91,022

CommonWealth REIT

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	June 30,	December 31,
	2013	2012
ASSETS
Real estate properties:
Land	$1,533,543	$1,531,416
Buildings and improvements	6,446,307	6,297,993
	7,979,850	7,829,409
Accumulated depreciation	(1,090,928)	(1,007,606)
	6,888,922	6,821,803
Properties held for sale	128,529	171,832
Acquired real estate leases, net	394,978	427,756
Equity investments	11,407	184,711
Cash and cash equivalents	77,520	102,219
Restricted cash	18,009	16,626
Rents receivable, net of allowance for doubtful accounts of $8,769 and $9,962, respectively	274,988	253,394
Other assets, net	225,185	211,293
Total assets	$8,019,538	$8,189,634

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$135,000	$297,000
SIR revolving credit facility	235,000	95,000
Senior unsecured debt, net	2,304,465	2,972,994
Mortgage notes payable, net	977,044	984,827
Liabilities related to properties held for sale	1,588	2,339
Accounts payable and accrued expenses	165,449	194,184
Assumed real estate lease obligations, net	62,270	69,304
Rent collected in advance	29,260	35,700
Security deposits	24,031	23,860
Due to related persons	12,954	12,958
Total liabilities	3,947,061	4,688,166

Shareholders’ equity:
Shareholder’s equity attributable to CommonWealth REIT:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series D preferred shares; 6 1/2% cumulative convertible; 15,180,000 shares issued and outstanding, aggregate liquidation preference $379,500	368,270	368,270
Series E preferred shares; 7 1/4% cumulative redeemable on or after May 15, 2016; 11,000,000 shares issued and outstanding, aggregate liquidation preference $275,000	265,391	265,391
Common shares of beneficial interest, $0.01 par value:
350,000,000 shares authorized; 118,314,068 and 83,804,068 shares issued and outstanding, respectively	1,183	838
Additional paid in capital	4,212,182	3,585,400
Cumulative net income	2,431,456	2,386,900
Cumulative other comprehensive (loss) income	(32,576)	565
Cumulative common distributions	(3,023,096)	(2,972,569)
Cumulative preferred distributions	(551,669)	(529,367)
Total shareholders’ equity attributable to CommonWealth REIT	3,671,141	3,105,428
Noncontrolling interest in consolidated subsidiary	401,336	396,040
Total shareholders’ equity	4,072,477	3,501,468
Total liabilities and shareholders’ equity	$8,019,538	$8,189,634

(END)